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                                                                    Exhibit 10.2


                              NEOWARE SYSTEMS, INC.

                     AMENDMENT TO 2004 EQUITY INCENTIVE PLAN

         Pursuant to action taken by the Board of Directors of Neoware Systems, Inc. (the "Corporation") at a meeting of the Board of Directors held on January 20, 2005, an amendment to the Corporation's 2004 Equity Incentive Plan (the "Plan") was adopted authorizing an amendment to Section 6.7.2(c) of the Plan.

         Section 6.7.2(c) of the Plan is hereby amended, effective January 20, 2005, to read as follows:

                  (c) Death. If a Participant dies while holding one or more outstanding Options or SARs, then each such Option and SAR shall remain exercisable during the 12-month period, or such lesser period as determined by the Committee, following the date of the Participant's death. During such limited period, the Options and SARs may be exercised by the personal representative of the Participant's estate or by the person or persons to whom the Options and SARs are transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution.